UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1725 3rd Street

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 11, 2025, Uber Technologies, Inc. (the “Company”) completed a registered public offering of $1,000,000,000 aggregate principal amount of the Company’s 4.150% Senior Notes due 2031 (the “2031 Notes”) and $1,250,000,000 aggregate principal amount of the Company’s 4.800% Senior Notes due 2035 (the “2035 Notes” and together with the 2031 Notes, the “Notes”). The Notes are the Company’s senior unsecured debt obligations. The offering was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-271617) (the “Registration Statement”), including a Prospectus and a related Prospectus Supplement dated September 8, 2025 filed with the Securities and Exchange Commission (“SEC”). In connection with the issuance of the Notes, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters listed in Schedule II to the Underwriting Agreement.

The Notes were issued pursuant to the Indenture, dated as of September 9, 2024 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated September 11, 2025 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee. The Company intends to use the net proceeds from the offering for general corporate purposes including to (i) repay its outstanding 0% Convertible Senior Notes due 2025, (ii) redeem its outstanding 7.50% Senior Notes due 2027, and (iii) redeem its outstanding 6.25% Senior Notes due 2028. Nothing in this Current Report on Form 8-K should be construed as a notice of redemption with respect to the 7.50% Senior Notes due 2027 or the 6.25% Senior Notes due 2028.

The above descriptions of the Underwriting Agreement, the Indenture and the Notes do not purport to be complete, and each is qualified in its entirety by reference to the Underwriting Agreement, the Indenture and the forms of Notes, as applicable, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The Company is filing this Current Report on Form 8-K to file certain items with the SEC that are to be incorporated by reference into the Registration Statement.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements regarding anticipated use of proceeds from the offering. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, among others, uncertainties and other factors relating to the intended use of proceeds from the offering and the sale of the Notes. These and other risks are more fully described in the Company’s SEC filings and reports, including in the section titled “Risk Factors” in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 and other filings that the Company makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. All information provided in this Current Report on Form 8-K is as of the date of this Current Report on Form 8-K and any forward-looking statements contained herein are based on assumptions that the Company believes to be reasonable as of such date. Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K, which are based on information available to the Company on the date hereof. Except as required by law, the Company disclaims any obligation to update these forward-looking statements as a result of new information, future events, changes in expectations or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 8, 2025, by and among Uber Technologies, Inc. and Goldman Sachs & Co. LLC, Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Second Supplemental Indenture, dated as of 11, 2025, by and between Uber Technologies, Inc. and U.S. Bank Trust Company, National Association.

4.2	Form of Notes (included in Exhibit 4.1 above).

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: September 11, 2025	By: /s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer